Exhibit 8.2

REEDER & SIMPSON PC

ATTORNEYS AT LAW

P.O. Box 601	Telephone: +692-625-3602
RRE Commercial Center	Email:	dreeder@ntamarn.net
Majuro, MH 96960		r.simpson@simpson.gr

December 10, 2012

Seaspan Corporation

Unit 2, 7th Floor, Bupa Centre

141 Connaught Road West

Hong Kong, China

Re: Seaspan Corporation

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Seaspan Corporation, a corporation formed under the laws of the RMI (the “Corporation”), with respect to the preparation of a preliminary prospectus supplement dated December 5, 2012 (the “Preliminary Prospectus”) and a final prospectus supplement dated December 10, 2012 (the “Prospectus”) to that certain Registration Statement on Form F-3 (333-168938), which became effective on August 30, 2010 (the “Registration Statement”), for the offering and sale by the Corporation of up to 3,105,000 shares of the Corporation’s 7.95% Series D Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Shares”), including 405,000 shares issuable upon exercise of the underwriters’ option to purchase additional shares.

In connection therewith, we have prepared the discussion regarding Marshall Islands tax consequences set forth in the Preliminary Prospectus and the Prospectus under the caption “Non-U.S. Tax Considerations—Marshall Islands Tax Consequences” (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of each of the Preliminary Prospectus and the Prospectus. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Corporation, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement, the Preliminary Prospectus and the Prospectus. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Dennis J. Reeder

Dennis J. Reeder
Reeder & Simpson, P.C.